Report of Independent Registered Public Accounting Firm

To the Board of Trustees of FactorShares Trust
and the Shareholders of PureFunds ISE Junior Silver
(Small Cap Miners/Explorers) ETF

We have audited the accompanying statement of assets and liabilities of the FactorShares Trust PureFunds ISE Junior Silver (Small Cap Miners/Explorers) ETF including the schedule of investments, as of September 30, 2014, and the related statement of operations for the year the ended, and the statements of changes in net assets and the financial highlights for the year then ended and the period November 29, 2012 through September 30, 2013. These financial statements and financial highlights are the responsibility of the Fund?s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company?s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of September 30, 2014 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the FactorShares Trust PureFunds ISE Junior Silver (Small Cap Miners/Explorers) ETF as of September 30, 2014, and the results of their operations and changes its net assets and the financial highlights for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ WithumSmith+Brown, PC
New York, NY
November 25, 2014